Exhibit 10.34

Amendment to Employee Stock Option Agreement

This Amendment to the Employee Stock Option Agreement (this “Amendment”), dated as of March 21, 2013, is entered into between Fidelity & Guaranty Life Holdings, Inc. (the “Company”) and Leland C. Launer (the “Employee”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Fidelty & Guaranty Life Holdings, Inc. Stock Incentive Plan (the “Plan”).

WHEREAS, the Company and the Employee are parties to an Employee Stock Option Agreement, dated as of December 31, 2012 (the “Option Agreement”), which evidences the grant to the Employee of options to purchase shares of Common Stock of the Company, par value $0.01 (the “Options”) pursuant to the Plan;

WHEREAS, the Company and the Employee have agreed to enter into this Amendment to modify certain provisions in the Option Agreement as is permitted pursuant to Section 9(i) of the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.	Amendment to Section 3(a) of the Option Agreement. Section 3(a) of the Option Agreement shall hereby be amended by adding to the end thereof the following:

“Notwithstanding the foregoing, except as otherwise provided in Section 3(b) or Section 8 of this Agreement, the second installment shall vest on April 30, 2014, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that, if the Employee’s employment with the Company is terminated by the Company for any reason other than Cause, death or Disability or if the Employee resigns for Good Reason (as such term is defined in the Employment Agreement between the Employee and the Company or any of its Subsidiaries) before April 30, 2014, the Options relating to such installment shall vest as of the effective date of termination of employment.”

2.	Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of rules of conflicts of law that would apply the laws of any other jurisdiction.

3.	Effective Date., No Other Effect on the Option Agreement. This Amendment is effective as of May 1, 2013. Except as modified herein, the form, terms and provisions of the Option Agreement in effect immediately prior to this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

By:	/s/ Rose Boehm
Name: Rose Boehm Title: SVP – Human Resources

THE EMPLOYEE:

/s/ Leland C. Launer, Jr.
Name: Leland C. Launer, Jr.

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